Private Label Agreement

         This Private Label Agreement ("Agreement") is made and entered into as of the 9th day of May, 2000, by and between Logio.com ("Logio"), and TELCOBID.COM, Inc. (the "Company").

1.       Overview of Agreement.
         ---------------------

         (a) The Company provides a reverse auction for telecommunication services, including DSI., T-1, T-3, long distance, local phone service, wireless data, and paging, among others. The Company permits users to sign up for the telecommunications services through the use of a Web-based site. The activities of the Company described above, including any relevant Web site(s) relating thereto (as the same may be customized by the Company as provided in this Agreement), are hereinafter referred to as the "Company's Service." All references to the Company's Service herein shall be deemed to refer only to the customized version of the Company's Service to be created with Logio in accordance with this Agreement (except for any specific reference to the Company's existing service).

         (b) Logio desires to feature the Company's Service on Logio's Web site located at www.Logio.com, or such successor other location as may be designated by Logio from time to time (the "Logio Site"), as specified below.

2. Featuring of the Company's Service. Logio will provide one or more featured hypertext links to the Company's Service on the Logio Site, and may promote or feature the Company's Service through other channels or methods in Logio's discretion. The hypertext link will be located on the Logio Site on the home page above the fold and on any other agreed-upon page. Logio will promote the Company's Service to its entire member base via email or other form of mutually agreed upon communication at least once a quarter throughout the initial 12-month term of this Agreement. The Company is an authorized sales representative for certain telecommunications services provided by certain service providers ("Providers"). The services that are offered under the Company's Services are listed as follows:

         Service

         a)       Long Distance
         b)       International
         c)       Cellular and accessories
         d)       Paging
         e)       Digital Subscriber Line (DSL)
         f)       T-1 and other broadband
         g)       Local phone service

3. Management of Internet Sites. Subject to the terms and conditions set forth in this Agreement, each Party shall be solely responsible for supplying and managing its Internet sites at its own expense and neither Party shall have any obligations whatsoever with respect thereto. Each Party shall manage, review, delete, edit, create, update and otherwise manage all content and services available on or through their respective Internet sites. The Company shall provide customer service via email and/or telephone, during normal business hours, to all customers that sign up for the Company's Service through the Logio Site.

4. Site Specifications. As part of the linking of the Logio Site to the Company's Service, it is anticipated that certain changes may be made to the Company's Service (or at least in the Web site through which users will register for the use of the Company's Service). These changes, if any, are to be in accordance with this site specification provision to this Agreement. The Company shall be responsible for procuring and maintaining at its expense all equipment, software, facilities, bandwidth, personnel and services necessary to host and maintain the Company's Service and make it available on the Web for access through the Logio Site.

         (a) The parties will cooperate with each other on all technical aspects regarding the site integration. The parties will begin the site integration process within 30 days from the date of execution of this Agreement. The Company will promptly develop specifications for a customized version of the Company's Service, which will include features and functionality of the Company's existing service with the additional of special icons, images, text, banners and other branding or content incorporating the Logio Marks as described in more detail below. The goal of customizing will be to provide a seamless interface between Logio Site pages and the customized version of the Company's Service. The parties will confer to discuss any changes or modifications to the specifications desired by Logio and to establish performance criteria with respect to the customized version of the Company's Service, including, among other criteria, (i) down time, (ii) redundancy, (iii) response time, and (iv) network connection. The customized pages will state that they are "powered by TelecoBid.com."

         (b) Company will develop the customized version of the Company's Service in accordance with the specifications, and Company and Logio will conduct performance testing of the customized version of the Company's Service to ascertain whether it meets the agreed upon specifications and performance criteria. Within five days after Logio is satisfied that the customized version of the Company's Service to ascertain whether it meets the agreed upon specifications and performance criteria. Within five days after Logio is satisfied that the customized version of the Company's Service meets the specifications and performance criteria, the parties shall link the Company's Service within the Logio Site and go live. Once the specifications for the customized version of the Company's Service have been mutually agreed upon, they shall not be changed by Company without prior approval by Logio. However, the Company can change or update its telecommunications programs at any time, including without limitation, changing the rates. Company reserves the right to add, discontinue, supersede or alter any of the services offered through the Company's Service as long as the Company provides at least ten (10) days prior written notice to Logio.

         (c) If the parties fail to reach agreement with respect to the specifications and the performance criteria, then either party may, by written notice to the other, terminate this Agreement immediately without liability to the other party.

5. Pricing and Additional Consideration. The pricing and other consideration set forth below shall govern all payments, promotion or other economic obligations of the parties to each other hereunder. Unless otherwise specified in this Agreement, neither party shall be obligated to pay any amounts in connection with such linking. The fees are as follows:

         (a) Company acknowledges that the value of the Company's Service and the ability to sell the Company's Service will be enhanced by the user traffic expected to be generated by the linking of the Company's Service to the Logio Site. Company will remit to Logio on a monthly basis (within 30 days after Company receives its commissions from the Providers), a commission computed as forty percent (40%) of the total amount of commission earned by Company from the Providers for any customer ("Subscriber") that signs up for the Company's Service offered on the Logio Site. If the Providers pay the Company commissions on a continual (i.e. monthly) basis for each Subscriber, then the Company will pay Logio commissions on the same continual (i.e. monthly) basis. If the Providers pay the Company a commission on a one-time basis for each Subscriber, then the Company will pay Logio a commission on the same one-time basis. Company will provide written commission reports to Logio along with the commission payments.

         (b) In addition to commission payments, Company will pay Logio a $15 one-time fee for each Subscriber that signs up for the Company's Service offered on the Logio Site ("One-Time Fee Program"). Logio may elect, by giving Company 30 days' written notice, to switch from the One-Time Fee Program to a coupon program. Under the coupon program, Logio will not receive a $15 fee, but instead, Company will issue a $25.00 coupon to each Subscriber that signs up for any of the services offered under the Company's Service on the Logio Site. Said coupons will be good for the purchase of goods and services on the Logio Site. Coupons will be valid for 90 days from the date Subscriber signs up for any of the services offered under the Company's Service and can be redeemed by mailing the coupon along with Proof of Purchase or a copy of a receipt to Company. Terms and conditions of the coupons will be printed on the coupon and available on the customized Web pages. Additionally, coupons will be issued to Subscribers that refer any person or business to Logio that signs up for any of the services offered under the Company's Service. Referral coupons will be issued as follows: first 10 referrals that sign up for the Company's Service will earn $25.00 coupons for each sign up, and $30.00 coupons for all referrals after the first 10.

         (c) Company shall maintain records of its sales activities in connection with the performance of this Agreement. Logio shall have the right, at its expense, to conduct a reasonable and necessary inspection of the specific portions of the books and records of Company which are relevant to the calculations of the amounts payable to Logio pursuant to this Agreement. If an audit determines that Company has underpaid the commissions by more than five percent (5%) for any particular quarter (three month period), Company shall reimburse Logio for reasonable costs of such audit.

         (d) Company will be responsible for processing every order. Order forms, payment processing, cancellations, returns, and related customer service are the responsibility of Company.

         (e) All of the rules, operating procedures, and policies of Company regarding customer orders and accounts will apply to orders Company received through the Company's Service. Company reserves the right to reject any order that does not comply with its rules, operating procedures, and policies.

         (f) Every customer who places orders through this arrangement is deemed to be a customer of Company with respect to such Order. Logio does not have the authority to make or accept any offer for Company's services on behalf of Company. All Company policies regarding customer orders, including product availability, pricing, problems and resolutions, will apply to these customers.

         (g) If either party cancels the Agreement or chooses not to renew pursuant to the termination provision below, Company will continue to provide Logio with Commissions for Subscribers acquired through the Company's Service. The Commissions will continue to be paid to Logio, notwithstanding any termination of the Agreement, unless terminated for cause, for as long as the Subscribers remain paying customers of Company's Service.

         (h) Logio shall not be or be deemed to be a party to any transaction between any customer and Company, and all aspects of such transactions, including, but not limited to purchase terms, payment terms, warranties, guarantees, maintenance and delivery, are solely between customer and Company.

6. Term. The scheduled term of this Agreement will commence on the date that the site goes live in accordance with Paragraph 4(b) above, and unless extended or sooner terminated as provided in this Agreement, will continue for 12 months.

7.       Customer Information; Exclusivity.
         ---------------------------------

         (a) the customized version of the Web site on which users will register for and modify their use of the Company's Service, shall be intended solely for the use of customers and potential customers who arrive at such site through the links from the Logio Site or other marketing efforts by Logio.

         (b) During the term of this Agreement, Company shall be the exclusive provider of telecommunications services offered by Logio. Logio shall be entitled to run banner advertising from other telecommunications companies provided that such banner advertising does not appear on any of Logio's pages that contain the Company's Service and the advertising banners are not from companies that compete with, or offer similar services to, Company.

8. Nature of Relationship. The parties acknowledge that the relationship of Company to Logio is that of an independent contractor and that nothing contained in the Agreement shall be construed to place Logio and Company in the relationship of principal and agent, master and servant, partners or joint ventures. Neither party shall have, expressly or by implication, or shall represent itself as having any authority to make contracts or enter into any agreements in the name of the other party, or to obligate or hand the other party in any manner whatsoever.

9. Use of Marks. Each party hereby, grants the other a non-exclusive, non-transferable, royalty free license to use and display the names, trade names, trademarks, service names, and service marks of the granting party identified below, together with any other trade names, trademarks, service names and service marks used by the granting party in connection with the Company's Service or the Logio Site respectively (collectively, the "Marks"), solely in conjunction with the Company's Service, the establishment of the hyperlinks provided for in the Agreement, and in conjunction with advertising of the Company's Service . Prior to the first use of any of the other party's Marks in the manner permitted herein, the party using such Marks shall submit a sample of such proposed use to the other party for its prior written approval, which shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, each party shall strictly comply with all standards with respect to the other party's Marks which may be furnished by such party from time to time, and all uses of the other party's Marks in proximity to the trade name, trademark, service name or service mark of any other person shall be consistent with the standards furnished by the other party from time to time. Further neither party shall create a combination mark consisting of one or more Marks of each party. All uses of the other party's Marks shall inure to the benefit of the party owning such Mark. Each party hereby acknowledges and agrees that, as between the parties hereto, the other party is the owner of the Marks identified below as its Marks. Either party may update or change the list of Marks usable by the other party hereunder at any time by written notice to the other party. The Marks are as follows:

                                   Logio Marks
                                   ------------
                                   Logio
                                   Logio.com

                                  Company Marks
                                  --------------
                                  TELCOBID
                                  TELCOBID.COM
                                  IQBID.COM

10. License. Each party grants to the other a worldwide license without royalty other than as specified in this Agreement, for the content as, and for the purposes, specified in this Agreement and for derivative uses, including but not limited to advertising and promotions. Each party warrants that its content does not infringe on any copyright of a third party. Except to the extent of this license, each party shall retain all right, title and interest, including any copyrights in its content licensed hereunder.

11. Objectionable Material. Each party reserves the right to refuse the placement of advertisements or other materials within its respective site or service which it deems offensive or inappropriate, based on a reasonableness standard.

12.      Confidentiality.
         ---------------

         (a) All non-public information received by one party (the "receiving party") from the other party (the "disclosing party") in connection with or relating to its performance under the Agreement ("Information") will be held in strict confidence by the receiving party, and the receiving party shall not disclose such Information, in whole or in party, to any person other than its employees officers, directors, agents, employees and representatives, including financial, technical and legal advisers, or those of its affiliated companies (collectively, "representatives") who need to know such Information in connection with the receiving party's performance hereunder and who have been informed by the receiving party of the confidential nature of the Information and who shall be required by the receiving party to agree to treat such Information confidentially. Within ten (10) days after written request from the disclosing party, the receiving party will deliver to the disclosing party all tangible materials containing or embodying the Information received from the disclosing party; providing that any portion of the Information which has been incorporated into analyses, compilations, comparisons, studies or other documents prepared by the receiving party shall be held by the receiving party and kept confidential as provided above, or shall be destroyed.

         (b) The term "Information" as used herein does not include any data or information which is already known to the receiving party at the time it is disclosed to the receiving party, or which before being divulged by the receiving party (i) has become generally known to the public through no wrongful act of the receiving party; (ii) has been rightfully received by the receiving party from a third party without restriction on disclosure and without, to his knowledge of the receiving party, a breach of an obligation of confidentiality running directly or indirectly to the other party hereto; (ii) has been approved for release by a written authorization by the other party hereto; (iv) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or is required to be disclosed by operation of law; (vi) is independently developed by the receiving party without use, directly or indirectly, of the information received from the other party hereto; or (vi) is furnished to a third party by the disclosing party hereunder without restrictions on the third party's right to disclose the information.

         (c) The disclosure or receipt of Information shall not constitute or imply any promise or intention to make any purchase of products or services by either party or any commitment by either party with respect to the present or future marketing of any product or service. None of the Information which may be disclosed or exchanged by the parties shall constitute any representation, warranty, assurance, guarantee or inducement by either party to the other of any kind, and in particular, with respect to the accuracy or completeness of any Information.

         (d) No license under any patents, copyrights, trademarks, trade secrets, mask works, or other intellectual property rights of the disclosing party is granted by any disclosure of Information hereunder. Each party agrees to reproduce and not to remove or obscure proprietary rights legends (such as trademark and service mark symbols and copyright notices) or disclaimers included in the Information or the Logio Site, the Company's Service or with any documents or materials provided in connection with the Agreement (whether in electronic form or otherwise).

         (e) For the purpose of complying with the obligations set forth herein, the party receiving any Information shall use efforts commensurate with those that such party employs for the protection of corresponding sensitive information of its own. Such receiving party shall not be liable for any inadvertent disclosure of Information provided that (i) it has used substantially the same degree of care to avoid disclosing such information as it uses for its own information of like importance, and (ii) upon discovery of any inadvertent disclosure it shall use reasonable efforts to prevent further disclosure of such Information.

13.      Representations and Warranties.
         ------------------------------

         (a)      Company represents and warrants to Logio as follows:

                  (i) that it owns all right, title, and interest in and to, or has sufficient authority to use and distribute or make available in the manner contemplated by the Agreement: (A) the Company's Service, (B) the advertising secured by or on behalf of Company for the Company's Service (the "Company Advertising"), and (C) all text, other graphics, audio files, materials, information and other content developed by or for Company for the Company's Service or for inclusion in the Logio Site or related materials in connection with the linking of the Company's Service (the "Company Content"), including all intellectual property rights incorporated in each of the foregoing, including, without limitation, all trademarks, service marks, copyrights, names and licenses; and

                  (ii) that, to the best of its knowledge, none of the Company's Service, the Company Advertising, the Company Content, are the Company's Marks docs or will infringe any trademark, service mark, copyright, or other intellectual property right of a third party, or constitute a libel or defamation or false, deceptive, or unfair advertising or disparagement under applicable law, or fail to comply with any applicable law, including, without limitation, licensing requirements and administrative or professional rules, or constitute an invasion of the right of privacy or publicity of any person.

         (b)      Logio represents and warrants to Company as follows:

                  (i) that it owns all right, title, and interest in and to, or has sufficient authority to use and distribute in the manner contemplated by the Agreement any advertising or other materials submitted by Logio for inclusion of the Company's Service (collectively, the "Logio Materials "), including all intellectual property rights incorporated in each of the foregoing, including, without limitation, all trademarks, service marks, copyrights, names and licenses; and

                  (ii) that, to the best of its knowledge, neither the Logio Materials nor any of the Logio Materials does or will infringe any trademark, service mark, copyright, or other intellectual property right of a third party, or constitute a libel or defamation or false, deceptive or unfair advertising or disparagement under applicable law, or fail to comply with any applicable law, including, without limitation, licensing requirements and administrative or professional rules, or constitute an invasion of the right of privacy or publicity of any person.

14.      Disclaimers; Limitation of Liability.
         ------------------------------------

         (a) EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE COMPANY'S SERVICE, THE Logio SITE, OR ANY OTHER SERVICE, CONTENT, TOOLS OR RELATED DOCUMENTS OR MATERIALS (IN ELECTRONIC FORM OR OTHERWISE) PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM A COURSE OF DEALING OR COURSE OF PERFORMANCE, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, COMPANY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE PERFORMANCE, AVAILABILITY, FUNCTIONALITY OR ANY OTHER ASPECT OF THE COMPANY SERVICE.

         (b) EXCEPT FOR BREACHES OF THE USE OF MARKS PARAGRAPH 9 ABOVE OR PURSUANT TO THE INDEMNIFICATION PROVISIONS CONTAINED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER LEGAL THEORY (INCLUDING STRICT LIABILITY), FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA OR USE, OR FOR INTERRUPTED COMMUNICATIONS, INCURRED BY EITHER PARTY IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         (c) The parties acknowledge that, separate and distinct from their own site or service, advertising, content, materials and Marks, materials posted, or originated by third-parties will be displayed, duplicated, distributed or made available through each party's service or site (the "Third-Party Content"). Neither party makes any warranty whatsoever regarding the Third-Party Content, and under no circumstances will either party be liable for, or will any indemnification rights arise out of or in connection with, such Third-Party Content. This disclaimer of warranty specifically relates to whether or not the Third-Party Content does or will infringe any trademark, service mark, copyright, or other intellectual property right of a third party, or constitute a libel or defamation or false, deceptive or unfair advertising or disparagement under applicable law, or fail to comply with any applicable law, including, without limitation, licensing requirements and administrative or professional rules, or constitute an invasion of the right of privacy or publicity of any person.

15. Indemnification. Each party hereby indemnifies and agrees to hold harmless the other party and its affiliates and their respective officers, directors, employees and agents from and against all claims, cost, liabilities, judgments, expenses or damages (including reasonable attorneys' fees) arising out of or in connection with the party's breach of any covenants, warranties or representations made herein. The other party shall promptly notify the indemnifying party of any third party action, suit, proceeding or investigation ("Proceeding") for which indemnification is sought, provided that any failure to so notify the indemnifying party will not relieve the indemnifying party from any liability or obligation which it may have to any indemnified person except to the extent of any material prejudice to the indemnifying party resulting from such failure. If any such Proceeding is brought against an indemnified person, the indemnifying party will be entitled to assume and control the defense thereof. Each indemnified person will be obligated to cooperate reasonably with the indemnifying party, at the expense of the indemnifying party, in connection with such defense and the compromise or settlement of any such Proceeding. The foregoing indemnification shall not apply to the extent that any action by the indemnified party gives rise to or otherwise enhances any such claim.

16.      Termination.
         -----------

         (a) Unless sooner terminated by either party or extended for a specific additional term by mutual written agreement, the Agreement will automatically be extended for successive one-year terms until terminated by either party as provided herein. Either party may terminate the Agreement at any time during or after the initial term upon at least thirty (30) days' prior written notice to the other party.

         (b) In addition, either party may terminate this Agreement for cause, effective immediately without liability to the other party, if the other party:
(i) knowingly makes any misrepresentation to a Subscriber, prospective Subscriber, or to the other party; (ii) takes any action or permits inaction which is inconsistent with any rule, regulation, statute or law applicable to the activities contemplated by this Agreement; (iii) is insolvent, commences a bankruptcy proceeding, is placed in receivership or dissolves; (iv) breaches any of the provisions of this Agreement relating to confidentiality or the use of the Marks; or (v) breaches any other provision of this Agreement, and fails to correct the matter within ten days after receipt of written notice of such breach.

         (c) Anything herein to the contrary notwithstanding, the provisions at the Agreement relating to confidentiality and any other provisions which by their nature should survive termination shall survive the expiration or termination of the Agreement for any reason.

17. Assignment. Neither party may assign the Agreement without the prior written consent of the other; provided, however, that no consent shall be necessary for either party to assign the Agreement to any of its affiliates or to any entity acquiring all or substantially all of its stock or assets.

18. Notices. All notices from either party to the other shall be delivered either personally or by first-class, pre-paid U.S. mail. Notice to either party shall be sent to the respective address as set forth in the Agreement, unless written notice of a change of address has been previously given by either party. In addition, a copy of any changes in address for notices and any notices of termination or any claimed default shall be contemporaneously given to counsel for the other party at the following address:

To Counsel for Logio:                       To Counsel for Company:

_____________________                       Michael H. Delbick, Esq.
_____________________                       Law Offices of Berke & Delbick
_____________________                       15260 Ventura Boulevard, Suite 1700
_____________________                       Sherman Oaks, California  91403

Addressee for notices may be changed at any time by giving thirty (30) days' prior written notice as provided above.

19. Publicity. Neither party shall make any public announcement with respect to the terms and financial arrangement contemplated by this Agreement without the other party's prior written consent, unless in the opinion of such party's legal counsel, such announcement is required by applicable law. Subject to this provision, the parties shall cooperate to issue press releases promoting the parties' respective services in a fashion consistent with other sponsors/allied content or service providers. The press releases may include in formation relating to the site integration between the parties. Nothing in this Agreement shall prevent either of the parties from disclosing, to the public or any third party, the existence of a business arrangement between the parties.

20. Waiver. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

21.      Miscellaneous.
         -------------

         (a) This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of California, without giving effect to the conflict of law rules of any such state. Any litigation arising hereunder shall be filed in either the Federal District Court in Los Angeles, California or the Superior Court of Los Angeles County, California and the parties consent to the jurisdiction of such courts. The prevailing party shall be entitled to its expenses and reasonable attorneys' fees in connection with any litigation.

         (b) This Agreement contains the entire agreement between the parties relating to the subject matter contained herein, and supersedes any and all other agreements, representations or warranties of the parties in connection with such subject matter. The Agreement cannot be modified, changed or terminated, and no changes, amendments or modification to this Agreement shall be binding unless in writing and duly executed by the party to be charged therewith. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegal, invalid, or unenforceable part does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

         (c) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it was drafted by counsel for one or more of the Parties; it being acknowledged and agreed that the Parties have each had meaningful opportunities to review, be advised by counsel, comment upon and negotiate each and every provision hereof.

         (d) This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, trusts, trustees, beneficiaries, predecessors, assigns, affiliates, agents, employees, shareholders, officers and directors. Each of the provisions of this Agreement is for the sole and exclusive benefit of the Parties hereto and any permissible assignees, and none of the provisions of this Agreement shall be deemed to be for the benefit of any other person or entity.

         (e) This Agreement may be executed in original signature, or signature by facsimile, in any number of counterparts, each of which shall constitute one and the same instrument, and any Party hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS  WHEREOF,  Logio and the Company  have  caused this  private
Label   Agreement  to  be  executed  and  delivered  by  their  duly  authorized representative, effective as of the date first written above.

Logio.com                                 TelcoBid.com


By:  /s/ Kenneth W. Bell                  By:  /s/ Gerald Newman

Name:  Kenneth W. Bell                    Name:  Gerald Newman

Title:  Sr. VP & CEO                      Title:  President

Address for Notices:

405 E. 12450 South                        204 Santa Monica Blvd.
Suite B                                   Suite A
Draper, UT  84020                         Santa Monica, CA  90401\
801-816-9940                              Phone No.:  (301) 395-7606
                                          Fax No.:  (310) 395-1730